UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
April 9, 2007 (April 3, 2007)

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JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 3, 2007 Michael Ricci ceased serving in the position of Senior Vice President, Optical Communications of JDS Uniphase Corporation (the “Company”).  Mr. Ricci’s employment with the Company will terminate on or before May 31, 2007.

(e) Immediately following the termination of Mr. Ricci’s employment with the Company, and conditioned upon the execution of a separation agreement, Mr. Ricci will be entitled to (i) a lump sum severance payment of $150,000 (representing six months of his base salary), (ii) $137,500 (representing half of Mr. Ricci’s fiscal year 2007 Executive Stabilization Program incentive bonus), (iii) up to six months of Company contributions towards COBRA benefits continuation, and (iv) outplacement services with a value not to exceed $5,000.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press release entitled “JDSU Appoints President of Optical Communications Group” dated April 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

Date: April 9, 2007	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President, Corporate Marketing and Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release entitled “JDSU Appoints President of Optical Communications Group” dated April 9, 2007.